[GRAPHIC  OMITED]

Exhibit  4.2

                              CONSULTING AGREEMENT

This Agreement (the ""Agreement"") is dated JANUARY 3, 2001 and is entered into by and between CALL SOLUTIONS, INC. (hereinafter referred to as ""CLIENT"") and TRIBE COMMUNICATIONS, INC. (hereinafter referred to as ""TCI"").

1. CONDITIONS. This Agreement will not take effect, and TCI will have no obligation to provide any service whatsoever, unless and until CLIENT returns a signed copy of this Agreement to TCI (either by mail or facsimile copy). CLIENT shall be truthful with TCI in regard to any relevant material regarding CLIENT, verbally or otherwise, or this entire Agreement will terminate and all monies paid shall be forfeited without further notice.

Agreed,  CLIENTS  INITIALS:  _____________

Upon execution of this Agreement, CLIENT agrees to cooperate with TCI in carrying out the purposes of this Agreement, keep TCI informed of any developments of importance pertaining to CLIENT's business and abide by this Agreement in its entirety.

2. SCOPE AND DUTIES. During the term of this Agreement, TCI will perform the following services for CLIENT:

     2.1  WEBCAST  /CAPITAL  FORMATION/  RETAIL  SUPPORT  DUTIES


                     Feature  Company  in  monthly  Internet  Chat  Webcasts;

               Schedule monthly and quarterly radio interviews featuring client (to be scheduled pursuant to availability) Capital Formation Assistance Add client information and Archiving of Webcasts and interviews quarterly to epowow.com Conversion of all Webcasts and interviews to .wav,.mpg or applicable format

               Pre-announce all Webcasts to Market-Maker Database and Opt-In database

               Post interviews on all OTC and Small/Micro Cap News and Message servers [press releases NOT included]


               2.1  [CONTINUED]
               Assistance in distribution of company news as appropriate and in concert with milestones and newsworthy events Participate in CLIENT due diligence presentation(s) to market makers; Distribute CLIENT news and relevant information to market makers, financial media, selected Internet stock pages/threads and OTC analyst community; Provide general financial public relations support to CLIENT


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2.2        ADVICE  AND  COUNSEL.  TCI  will provide advice and counsel regarding
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CLIENT's  strategic business and financial plans, strategy and negotiations with
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potential  lenders/investors,  joint  venture,  corporate  partners  and  others
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involving  financial  and  financially-related  transactions.
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2.3     INTRODUCTIONS  TO  THE  INVESTMENT  COMMUNITY.  TCI has a familiarity or
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association with numerous broker/dealers and investment professionals across the
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country  and  will  enable  contact  between CLIENT and/or CLIENT's affiliate to
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facilitate  business transactions among them.  TCI shall use its contacts in the
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brokerage  community to assist CLIENT in establishing relationships with private
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equity  capital  sources  (venture  capital,  etc.) and securities dealers while
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providing  the  most  recent  information  about CLIENT to interested securities
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dealers  on  a  regular  and  continuous basis.  TCI understands that this is in
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keeping  with  CLIENT's business objectives and plan to market CLIENT's business
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or  project  to  the  investment  community.
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     2.4  CLIENT  AND/OR  CLIENT'S AFFILIATE TRANSACTION DUE DILIGENCE. TCI will
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          participate  and  assist  CLIENT  in  the due diligence process on all
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          proposed  financial  transactions  affecting  CLIENT  of  which TCI is
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          notified  in writing in advance, including conducting investigation of
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          and  providing  advice  on  the  financial,  valuation and stock price
          ----------------------------------------------------------------------
          implications  of  the  proposed  transaction(s).

2.5     ADDITIONAL  DUTIES.  CLIENT  and  TCI  shall  mutually  agree  upon  any
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additional  duties  that  TCI  may  provide  for compensation paid or payable by
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CLIENT  under  this  Agreement.  Although there is no requirement to do so, such
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additional agreement(s) may be attached hereto and made a part hereof by written
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amendments  to  be listed as "Exhibits" beginning with "Exhibit A" and initialed
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by  both  parties.
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2.6     STANDARD  OF  PERFORMANCE. TCI shall devote such time and efforts to the
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affairs  of  the  CLIENT  as  is  reasonably  necessary  to  render the services
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contemplated  by  this Agreement.  TCI is not responsible for the performance of
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any  services which may be rendered hereunder if the CLIENT fails to provide the
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requested  information  in writing prior thereto.  The services of TCI shall not
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include  the rendering of any legal opinions or the performance of any work that
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is  in  the  ordinary  purview  of  a  certified  public accountant.  TCI cannot
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guarantee  results  on  behalf  of CLIENT, but shall use commercially reasonable
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efforts  in providing the services listed above.  If an interest is expressed in
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satisfying  all or part of CLIENT's financial needs, TCI shall notify CLIENT and
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advise it as to the source of such interest and any terms and conditions of such
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interest.  TCI's  duty  is  to  introduce and market CLIENT's funding request to
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appropriate funding sources.  TCI will in no way act as a "broker--dealer" under
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state securities laws.  Because all final decisions pertaining to any particular
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investment  are  to  be  made  by  CLIENT, CLIENT may be required to communicate
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directly  with  potential  funding  sources.
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2.7     NON-GUARANTEE.  TCI  MAKES  NO  GUARANTEE  THAT  TCI  WILL  BE  ABLE  TO
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SUCCESSFULLY  MARKET  AND  IN  TURN  SECURE  A  LOAN OR INVESTMENT FINANCING FOR
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CLIENT,  OR  TO  SUCCESSFULLY  PROCURE  SUCH  LOAN  OR INVESTMENT WITHIN CLIENTS
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DESIRED  TIMEFRAME  OR  TO  GUARANTEE THAT IT WILL SECURE ANY LOAN OR INVESTMENT
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FINANCING  WITH  A  SPECIFIC  OR  MINIMUM  RETURN, INTEREST RATE OR OTHER TERMS.
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NEITHER  ANYTHING  IN THIS AGREEMENT TO THE CONTRARY NOR THE PAYMENT OF DEPOSITS
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TO TCI BY CLIENT PURSUANT TO FEE AGREEMENTS FOR SERVICES NOT CONTEMPLATED HEREIN
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SHALL BE CONSTRUED AS ANY SUCH GUARANTEE.  ANY COMMENTS MADE REGARDING POTENTIAL
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TIME  FRAMES  OR  ANYTHING  THAT  PERTAINS  TO  THE  OUTCOME OF CLIENT'S FUNDING
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REQUESTS ARE EXPRESSIONS OF OPINION ONLY.   CLIENT ACKNOWLEDGES AND AGREES IT IS
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NOT  REQUIRED  TO  MAKE  EXCLUSIVE  USE OF TCI FOR ANY SERVICES OR DOCUMENTATION
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DEEMED  NECESSARY FOR THE PURPOSE OF SECURING INVESTMENTS.  TCI HAS MADE NO SUCH
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DEMANDS  IN  ORDER  FOR  CLIENT'S PROJECT TO BE MARKETED UNDER THE TERMS OF THIS
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AGREEMENT.  TCI  HOLDS NO EXCLUSIVE RIGHTS TO THE MARKETING OF CLIENT'S PROJECT.
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          Agreed,  CLIENT  INITIALS:____________

3.     COMPENSATION  TO  TCI.


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     3.1CLIENT  will  pay  for  services described herein.  The fees shown below shall  be  payable  as  follows:


A]  INITIAL PAYMENT:                    250,000 FREE TRADING SHARES OF   CSOL

B]  DUE UPON COMPLETION OF 1ST WEBCAST  500,000 UNREGISTERED SHARES OF CSOL*
C]  MONTHLY:                            $3,500

D]  DUE THE FIRST DAY OF MONTHS FOUR
    AND SEVEN:                          500,000 UNREGISTERED SHARES OF CSOL*



*NOTE: ALL SHARES ISSUED IN ACCORDANCE WITH THIS AGREEMENT SHALL HAVE STANDARD "PIGGY-BACK" REGISTRATION RIGHTS.


3.2     FEES  FOR DIRECT INVESTMENT, MERGER/ACQUISITION.  In the event that TCI,
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on  a  non-exclusive basis, introduces CLIENT or a CLIENT affiliate to any third
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party  funding  source(s), underwriter(s), merger partner(s) or joint venture(s)
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who  then  enters into a funding, underwriting, merger, joint venture or similar
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agreement  with  CLIENT  or  CLIENT's affiliate, CLIENT hereby agrees to pay TCI
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advisory  fees  pursuant  to  the  following schedule and based on the aggregate
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amount of such funding, underwriting, merger, joint venture or similar agreement
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with  CLIENT or CLIENT's affiliate. Advisory fees are deemed earned and shall be
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due  and  payable  at  the  first  close of the transaction, however, in certain
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circumstances  when  payment of advisory fees at closing is not possible, within
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24  hours  after  CLIENT  has  received  the  proceeds of such investment.  This
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provision  shall  survive  this  Agreement  for  a  period  of  one  year  after
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termination  or  expiration of this Agreement.  In other words, the advisory fee
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shall  be  deemed  earned  and  due  and  payable for any funding, underwriting,
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merger, joint venture or similar transaction which first closes within a year of
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the  termination  or expiration of this Agreement as a result of an introduction
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as  set  forth  above.  TCI  shall  also  be entitled to 50.0% of the investment
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marketing  fee outlined in paragraph 3.2 A or B below in connection with any and
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all  investment  offers  from  CLIENT  or  any other source (not including those
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introduced by TCI) when TCI is invited to participate or assist in negotiations.
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          Agreed,  CLIENT  INITIALS:  ________________

A. DIRECT INVESTMENT. For a direct investment made in CLIENT by a third party investor either introduced to CLIENT by TCI or which contacted CLIENT directly as a result of TCI's efforts, CLIENT shall pay TCI a finder' s fee of
5.0 % of total investment amount received by CLIENT from the third party investor.
4.     TERM/TERMINATION.  This  Agreement  is a quarterly agreement for the term
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of  one  [1]  year  and  shall  terminate  automatically  on  January  2,  2002.

5.     NON  CIRCUMVENTION.  In  and  for  valuable  consideration, CLIENT hereby
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agrees  that TCI may introduce (whether by written, oral, data, or other form of communication) CLIENT to one or more opportunities, including, without limitation, existing or potential investors, lenders, borrowers, trusts, natural persons, corporations, limited liability companies, partnerships, unincorporated businesses, sole proprietorships and similar entities (an ""Opportunity"" or ""Opportunities""). CLIENT further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning an Opportunity (including without limitation, all mailing information, phone and fax numbers,


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email  addresses  and  other  contact  information) introduced hereunder are the property of TCI, and shall be treated as confidential information by CLIENT, it affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns. CLIENT shall not use such information, except in the context of any arrangement with TCI in which TCI is directly and actively involved, and never without TCI's prior written approval. CLIENT further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity) any business relationship, contact any person regarding such Opportunity, either directly or indirectly, or any of its affiliates, or accept any compensation or advantage in relation to such Opportunity except as directly though TCI, without the prior written approval of TCI. TCI is relying on CLIENT's assent to these terms and their intent to be bound by the terms by evidence of their signature. Without CLIENT's signed assent to these terms, TCI would not introduce any Opportunity or disclose any confidential information to CLIENT as herein described.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

CLIENT:

THE  COMPANY

By:  /s/  Joe  Risk
          --------------------------
          Joe  Risk
Its:      Executive  Vice  President

Address:          555  Whitehall  Street
                  Atlanta,  GA  30303

Contact  Person:  Joe  Risk

TCI:

TRIBE  COMMUNICATIONS,  INC.

By:  /s/  Phillip  E.  Brooks
          --------------------------
          Phillip  E.  Brooks
Its:      VP  Marketing

Address:     350  W.  Ash  Street  Suite  1002
             San  Diego,  CA  92101

Contact  Person:  Phil  Brooks


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